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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 or 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): October 1, 1999


                           PROSPERITY BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)


              TEXAS                         0-25051                74-2331986
(State or other jurisdiction of    (Commission File Number)   (I.R.S. Employer
 incorporation or organization)                              Identification No.)


               3040 POST OAK BOULEVARD
                    HOUSTON, TEXAS                                       77056
       (Address of principal executive offices)                       (Zip Code)


       Registrant's telephone number, including area code: (713) 993-0002


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       ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

       On October 1, 1999, Prosperity Bancshares, Inc. ("Prosperity"), a Texas corporation, completed its previously announced acquisition ("Acquisition") of South Texas Bancshares, Inc., a Texas corporation ("South Texas"). Pursuant to the Agreement and Plan of Reorganization dated June 17, 1999 by and between Prosperity and South Texas ("Agreement"), the issued and outstanding shares of common stock of South Texas were converted into the right to receive aggregate consideration of $22,549,000 in cash or approximately $93.40 per share, and the outstanding options to acquire shares of common stock of South Texas were converted into the right to receive aggregate consideration of $802,000 in cash or approximately $93.40 less the exercise price of each individual option. The Acquisition was accounted for as a purchase.

       In connection with the Acquisition, The Commercial National Bank of Beeville ("CNB"), a wholly owned subsidiary of South Texas, was merged with and into First Prosperity Bank ("Prosperity Bank"), a wholly owned subsidiary of Prosperity. Prosperity intends to continue operating the business of South Texas by integrating its operations with those of Prosperity and operating the existing locations of CNB as branches of Prosperity Bank.

       The purchase price for the Acquisition was determined by negotiations between the parties. Prosperity financed the Acquisition with existing cash. No material relationships exist between South Texas and Prosperity or any of its affiliates, any officers or directors of Prosperity or any associate of such officer or director.

       South Texas is a bank holding company as defined in the Bank Holding Company Act of 1956, as amended, and does not engage in separate business activities of a material nature apart from the activities it performs for CNB, and it owns no significant assets other than its ownership of 100% of the issued and outstanding capital stock of CNB. CNB provides commercial banking services to businesses, public and governmental organizations and consumers from its main location in Beeville, Texas and three other locations in Beeville, Mathis and Goliad, Texas.

       At June 30, 1999, South Texas had, on a consolidated basis, total assets of $135.8 million, total deposits of $119.0 million, total loans (net of unearned discount and allowance for loan losses) of $34.5 million and total shareholders' equity of $15.6 million.


       ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

            (a) Financial statements of business acquired. Pursuant to item 7(a)(4), the financial statements required by this item are not included in this Form 8-K and will be filed by amendment within 60 days of the date that this Form 8-K is required to be filed.

            (b) Pro forma financial information. Pursuant to items 7(a)(4) and 7(b)(2), the pro forma financial statements required by this item are not included in this Form 8-K and will be filed by amendment within 60 days of the date that this Form 8-K is required to be filed.

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            (c) Exhibits. The following material is filed as an exhibit to this
Current Report on Form 8-K:


 EXHIBIT
 NUMBER                                DESCRIPTION OF EXHIBIT

  2.1 Agreement and Plan of Reorganization between Prosperity Bancshares, Inc. and South Texas Bancshares, Inc. dated June 17, 1999 (incorporated herein by reference to Exhibit 2.1 to Prosperity's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).

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                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PROSPERITY BANCSHARES, INC.



Dated: October 15, 1999             By:  /s/ TRACY T. RUDOLPH
                                             Tracy T. Rudolph
                                             President

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                                  EXHIBIT INDEX


EXHIBIT
NUMBER                               DESCRIPTION
  2.1 Agreement and Plan of Reorganization between Prosperity Bancshares, Inc. and South Texas Bancshares, Inc. dated June 17, 1999 (incorporated herein by reference to Exhibit 2.1 to Prosperity's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).

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